                                                                   EXHIBIT 99.11

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of Eaton Vance Municipals Trust II (1933 Act File Number 33-71320) on behalf of EV Traditional High Yield Municipals Fund (the "Fund") of our report dated March 1, 1996 on our audit of the financial statements and financial highlights of the Fund and of our report on our audit of the financial statements and supplementary data of High Yield Municipals Portfolio dated March 1, 1996, which reports are included in the Fund's Annual Report to Shareholders for the year ended January 31, 1996, which is incorporated by reference in this Registration Statement.

     We also consent to the reference to our Firm under the caption "The Fund's Financial Highlights" in the Fund's Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Fund's Statement of Additional Information of the Registration Statement.


                                           /s/ DELOITTE & TOUCHE LLP
                                               ---------------------------------
                                               DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 21, 1996